Sub-Item 77O

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On July 24, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 140 4.600% Notes due 2047 issued by Cox Communications, Inc. (CUSIP No. 224044CK1) (the "Notes") at a purchase price of 99.39% of par, including underwriter compensation of 0.875%. The Notes were purchased from RBC Capital Markets, LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Fifth Third Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
RBS Securities Inc. (marketing name "NatWest Markets")
SunTrust Robinson Humphrey, Inc.
SMBC Nikko Securities America, Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7, 2017. These materials include additional information about the terms of the transaction.

95527240v3

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/13/17

3rd Quarter 2017

Sub-Item 77O

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On July 27, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 345 4.900% Global Notes due 2037 issued by AT&T Inc. (CUSIP No. 00206REN8) (the "Notes") at a purchase price of 99.82% of par, including underwriter compensation of 0.600%. The Notes were purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Academy Securities, Inc.
Apto Partners, LLC
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
Blaylock Van, LLC
CastleOak Securities, L.P.
C.L. King & Associates, Inc.
Credit Suisse Securities (USA) LLC
Drexel Hamilton, LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Loop Capital Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA LLC
Mischler Financial Group, Inc.
MFR Securities, Inc.
MUFG Securities Americas Inc.
Samuel A. Ramirez & Company, Inc.
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Siebert Cisneros Shank & Co., L.L.C.
TD Securities (USA) LLC
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7, 2017. These materials include additional information about the terms of the transaction.

95527245v3

Sub-Item 77O

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On September 27, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 60 3.000% Senior Notes due 2022 issued by EQT Corporation (CUSIP No. 26884LAE9) (the "Notes") at a purchase price of 99.74% of par, including underwriter compensation of 0.600%. The Notes were purchased from Citigroup Global Markets Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
The Huntington Investment Company
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7, 2017. These materials include additional information about the terms of the transaction.

95527225v3

Sub-Item 77O

DREYFUS MANAGER FUNDS II
Dreyfus Balanced Opportunity Fund

On September 27, 2017, Dreyfus Balanced Opportunity Fund (the "Fund"), a series of Dreyfus Manager Funds II, purchased 125 3.900% Senior Notes due 2027 issued by EQT Corporation (CUSIP No. 26884LAF6) (the "Notes") at a purchase price of 99.92% of par, including underwriter compensation of 0.650%. The Notes were purchased from Citigroup Global Markets Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
The Huntington Investment Company
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7, 2017. These materials include additional information about the terms of the transaction.

95527251v3